                                                                     Exhibit 4.2

                             ADVANCED BIOENERGY, LLC

                             SUBSCRIPTION AGREEMENT

                   Limited Liability Company Membership Units

                                 $10.00 PER UNIT

                   MINIMUM INVESTMENT OF 2,500 UNITS ($25,000)
                     100 UNIT INCREMENTS THEREAFTER ($1,000)

The undersigned subscriber, desiring to become a member of Advanced BioEnergy, LLC ("Advanced BioEnergy"), a Delaware limited liability company, with its principal place of business at 910 9th Street, Fairmont, Nebraska 68354, hereby subscribes for the purchase of the membership interests of Advanced BioEnergy, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

   1.    Subscriber's Printed Name   ___________________________________________
   2.    Title, if applicable:       ___________________________________________
   3.    Subscriber's Address:
              Street                 ___________________________________________
              City, State, Zip Code  ___________________________________________
   4.    Email Address:              ___________________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 250 units. We presently have 634,650 units outstanding. The maximum number of units to be sold is 6,732,500.

          _____________

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).

      1. Total Purchase Price         =            2. 1st Installment          +           3. 2nd Installment
         --------------------                         ---------------                         ---------------
($10.00 Per Unit multiplied by the          (10% of the Total Purchase Price)         (90% of the Total Purchase
number in box B above.)                                                               Price)

____________________________________    =   _________________________________    +    _____________________________

D.   GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the "Prospectus") in its entirety including exhibits for a complete explanation of an investment in Advanced BioEnergy, LLC. To subscribe, you must:

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY'S RELEASE OF FUNDS FROM
ESCROW: If you are subscribing prior to the Company's release of funds from escrow, you must follow Steps 1 through 5 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to Geneva State Bank, escrow agent for Advanced BioEnergy LLC. You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and grant Advanced BioEnergy, LLC a security interest in your Units.

     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

          Advanced BioEnergy, LLC            Geneva State Bank
          910 9th Street                     Attn:  Aaron Schardt
          Fairmont, Nebraska 68354           896 "G" Street
                                             Geneva, Nebraska  68361

     5. Upon written notice from Advanced BioEnergy, LLC stating that its sales of Units have exceeded the Minimum Offering amount of $33,662,500, you must, within twenty (20) days secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to Geneva State Bank, escrow agent for Advanced BioEnergy, LLC in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. You must deliver this check to the same address set forth above in Instruction 4 within twenty (20) days of the date of Advanced BioEnergy's written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Advanced BioEnergy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.

Your funds will be placed in Advanced BioEnergy's escrow account at Geneva State Bank. The funds will be released to Advanced BioEnergy or returned to you in accordance with the escrow arrangements described in the Prospectus. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY'S RELEASE OF FUNDS FROM
ESCROW: If you are subscribing after the Company's release of funds from escrow, you must follow Steps 1 through 3 below:

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Amended and Restated Operating Agreement attached to this Subscription Agreement as Exhibit A.

     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to "ADVANCED BIOENERGY, LLC."

     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

                      Advanced BioEnergy, LLC
                      910 9th Street
                      Fairmont, Nebraska 68354

     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

YOU MAY DIRECT YOUR QUESTIONS TO ONE OF OUR DIRECTORS LISTED BELOW OR TO ADVANCED BIOENERGY AT 402-268-3101.

                       Director             Phone Number
                       --------             ------------
                  John T. Porter            402-432-5247

                  Troy Otte                 402-362-3885

                  John E. Lovegrove         402-366-4484

                  Robert E. Bettger         402-268-3101

                  Larry L. Cerny            402-759-1165

                  Richard W. Hughes         402-759-4615

                  Keith E. Spohn            402-947-8061

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

     1. FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

          / /  Individual
          / / Joint Tenants with Right of Survivorship (Both signatures must appear on Page 6.)
          / / Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
          / /  Trust
                  Trustee's Name:__________________________________________
                  Trust Date:______________________________________________
          / /  Other: Provide detailed information in the space immediately below.
               ____________________________________________________________
               ____________________________________________________________
               ____________________________________________________________

     2. SUBSCRIBER'S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor's Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

          / /  Check box if you are a non-resident alien
          / / Check box if you are a U.S. citizen residing outside of the United States
          / /  Check this box if you are subject to backup withholding

          Subscriber's Social Security No.         ________________________
          Joint Subscriber's Social Security No    ________________________
          Taxpayer Identification No.              ________________________

     3. MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

          Address:     _______________________________________
                       _______________________________________

     4.   STATE OF RESIDENCE.

          State of Principal Residence:                ____________________
          State where driver's license is issued: ____________________ State where resident income taxes are filed: ____________________

          State(s) in which you have maintained your principal residence during the past three years:

          a                      b.                     c.

     5. SUITABILITY STANDARDS. You cannot invest in Advanced BioEnergy unless you meet one, or more, of the following suitability tests (a, b, or c) set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

          a. I (We) are "Producers" as defined hereunder. For purposes of this Subscription Agreement, a "Producer" is defined as a person who is ONE of the following:

                  / / A natural person or a fiduciary of a natural person who regularly participates in physical labor, operations or management in a farming operation and files Schedule F as part of the person's annual income tax return.

                  / / A person who owns at least 150 acres of agricultural land and receives as rent a share of the crops or the animals raised on the land.

                  / / A duly authorized officer of a family farm corporation, member or manager of a family farm limited liability company, general manager of a family farm limited partnership or trustee of a family trust actively engaged in farming.

                  / / A general partnership in which all the partners are natural persons actively engaged in farming;

          b. / / I (We) have annual income from whatever source of at least $45,000 AND a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

          c. / / I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

     6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

          By signing below the subscriber represents and warrants to Advanced BioEnergy that he, she or it:

          a. has received a copy of Advanced BioEnergy's Prospectus dated __________ and the exhibits thereto;
          b. has been informed that the Units of Advanced BioEnergy are offered and sold in reliance upon a federal securities registration; Nebraska, South Dakota, Iowa, Texas and Florida securities registrations; and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;
          c.   has been informed that the securities purchased pursuant to this
               Subscription Agreement have not been registered under the
               securities laws of any state other than the States of Nebraska, South Dakota, Iowa, Texas and Florida, and that Advanced BioEnergy is relying in part upon the representations of the undersigned Subscriber contained herein;
          d. has been informed that the securities subscribed for have not been approved or disapproved by the Nebraska, South Dakota, Iowa, Texas and Florida Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;
          e. intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;

          f. understands that there is no present market for Advanced BioEnergy's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;
          g. has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;
          h. has received a copy of the Advanced BioEnergy Operating Agreement, dated February 18, 2005, and understands that upon closing the escrow by Advanced BioEnergy, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;
          i. understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Advanced BioEnergy Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;
          j. meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;
          k. understands that Advanced BioEnergy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Advanced BioEnergy in their sole discretion:

                  THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

          l. understands that, to enforce the above legend, Advanced BioEnergy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;
          m. has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;
          n. may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;
          o. has written his, her, or its correct taxpayer identification number under Item 3 on this subscription agreement;
          p. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked);

          q. understands that execution of the attached Promissory Note and Security Agreement will allow Advanced BioEnergy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and
          r. Acknowledges that Advanced BioEnergy may retain possession of certificates representing subscriber's Units to perfect its security interest in those Units.

SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

DATE:
          -----------------------------------

INDIVIDUALS:                                                  ENTITIES:


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     Name of Individual Subscriber (Please Print)             Name of Entity (Please Print)


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     Signature of Individual                                  Print Name and Title of Officer


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     Name of Joint Individual Subscriber (Please Print)       Signature of Officer


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     Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ADVANCED BIOENERGY, LLC:


Advanced BioEnergy, LLC hereby accepts the subscription for the above Units.

Dated this_________day of________________________, 200____.


ADVANCED BIOENERGY, LLC


By:
    ----------------------------------------------------

Its:
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                     PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.
                                          $10.00 PER UNIT

        MINIMUM INVESTMENT OF 2,500 UNITS ($25,000), 100 UNIT INCREMENTS
                               THEREAFTER ($1,000)

_______________ Number of Units subscribed

_______________ Total Purchase Price ($10.00 per Unit multiplied by number of Units subscribed)

___(________)__ Less Initial Payment (10% of Principal Amount)

_______________ Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Advanced BioEnergy, LLC, a Delaware limited liability company ("Advanced BioEnergy"), at its principal office located 910 9th Street, Fairmont, Nebraska 68354, or at such other place as required by Advanced BioEnergy, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Advanced BioEnergy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Advanced BioEnergy.

The undersigned agrees to pay to Advanced BioEnergy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Advanced BioEnergy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Advanced BioEnergy, and its successors and assigns ("Secured Party"), a purchase money security interest in all of the undersigned's Membership Units of Advanced BioEnergy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:      , 200  .

OBLIGOR/DEBTOR:                             JOINT OBLIGOR/DEBTOR:

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Printed or Typed Name of Joint Obligor      Printed or Typed Name of Obligor


By:                                         By:
    -------------------------------------       --------------------------------
    (Signature)                                 (Signature)


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Officer Title if Obligor is an Entity

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Address of Obligor

                                   EXHIBIT "A"

                              MEMBER SIGNATURE PAGE

                                 ADDENDA TO THE
              AMENDED AND RESTATED OPERATING AGREEMENT OF ADVANCED
                                 BIOENERGY, LLC

     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Advanced BioEnergy, LLC, has received a copy of the Amended and Restated Operating Agreement dated May 19, 2005, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.

INDIVIDUALS:                                    ENTITIES:


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Name of Individual Member (Please Print)              Name of Entity (Please Print)


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Signature of Individual                               Print Name and Title of Officer


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Name of Joint Individual Member (Please Print)        Signature of Officer


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Signature of Joint Individual Member

AGREED AND ACCEPTED ON BEHALF OF THE
COMPANY AND ITS MEMBERS:

ADVANCED BIOENERGY, LLC


By:
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Its:
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